                                                CONFIDENTIAL TREATMENT REQUESTED
                                                                   EXHIBIT 10.40

                             CO-MARKETING AGREEMENT
                             ----------------------

          This Co-Marketing Agreement ("Agreement") is made and entered into October 20, 1998 ("Effective Date"), by and between WebMD, Inc., a Georgia corporation located at 400 The Lenox Building, 3399 Peachtree Road, NE, Atlanta GA 30326 ("Co-Marketer") and E*TRADE Group, Inc., a Delaware corporation located at Four Embarcadero Place, 2400 Geng Road, Palo Alto, CA 94303 ("E*TRADE").

          1.  Definitions.
              -----------

              a. "Co-Branded Site" means the co-branded consumer web site known as "Destination E*TRADE" (or any other name) as described in Exhibit A attached hereto.

              b. "E*TRADE Services" means E*TRADE's electronic brokerage services and related products available at the E*TRADE Site.

              c. "E*TRADE Site" means E*TRADE's web site located at [http://www.etrade.com] (or any replacement or successor address).

              d. "Co-Marketer Services" means Co-Marketer's internet-based communications and information services and related products targeting healthcare professionals and other participants in the healthcare industry and consumers of healthcare related information available through the Co-Marketer Sites.

              e. "Co-Marketer Sites" means Co-Marketer's professional web sites located at [http://www.webmd.com] and [http://www.webmd.etrade.com] (or any replacement or successor addresses) and all third party co-branded or mirrored addresses or sites thereof.

              f. "Partners" means content partners, technology partners and distribution partners of Co-Marketer.

          2.  Co-Marketing Obligations.
              ------------------------

              a.  Scope. The parties shall undertake and perform the obligations
                  -----
for the marketing and promotion of the Co-Marketer Services along with the E*TRADE Services on the Co-Branded Site, the Co-Marketer Sites and/or E*TRADE Site, to the extent specified in Exhibit A, attached hereto. All such promotional activity shall be subject to the prior approval of both parties, such approval not to be unreasonably withheld.

              b.  Restrictions. Other than by engaging in the activities
                  ------------
described in Section 2.a above and Exhibit A, Co-Marketer, its Partners, affiliates, and their employees will not (i) describe E*TRADE's brokerage services (other than disseminating or posting promotional or advertising materials approved in each case, in advance and before first use, by

E*TRADE pursuant to Section 3 below); (ii) recommend or endorse specific securities; (iii) become involved in any manner in the business of providing the financial services offered by E*TRADE, including, without limitation, by: (A) opening, approving, maintaining, administering, or closing customer brokerage accounts with E*TRADE; (B) soliciting, processing, or facilitating securities transactions relating to customer brokerage accounts with E*TRADE; (C) extending credit to any customer for the purpose of purchasing securities through, or carrying securities with, E*TRADE; (D) answering E*TRADE customer inquiries involving E*TRADE customer accounts or related transactions or engaging in negotiations involving brokerage accounts or securities transactions; (E) accepting customer securities orders, selecting among broker-dealers or routing orders to markets for execution; (F) handling funds or securities of E*TRADE customers, or effecting clearance or settlement of customer securities trades; or (G) resolving or attempting to resolve any problems, discrepancies, or disputes involving E*TRADE customer accounts or related transactions. Co-Marketer acknowledges that engaging in any of the above activities may subject Co-Marketer to broker-dealer registration requirements under the Securities Exchange Act of 1934, as amended, and applicable state securities law.

          3.  Licensed Marks.
              --------------

              a.  License to E*TRADE Marks. Subject to all the terms and
                  ------------------------
conditions of this Agreement, E*TRADE hereby grants Co-Marketer a nonexclusive, non-transferable, non-sublicensable license to use the E*TRADE Marks solely on the Co-Marketer Sites and the Co-Branded Site and solely in connection with the marketing and promotion of the Co-Marketer Services and the E*TRADE Services. "E*TRADE Marks" shall mean solely the E*TRADE name and logo specified in Exhibit B hereto; provided, however, that E*TRADE, in its sole discretion from time to time, may change the appearance and/or style of the E*TRADE Marks or add or subtract from the list in Exhibit B, provided that, unless required earlier by a court order or to avoid potential infringement liability, Co-Marketer shall have fourteen (14) days' notice to implement any such changes. Co-Marketer hereby acknowledges and agrees that (i) the E*TRADE Marks are owned solely and exclusively by E*TRADE, (ii) except as set forth herein, Co-Marketer has no rights, title or interest in or to the E*TRADE Marks and (iii) all use of the E*TRADE Marks by Co-Marketer shall inure to the benefit of E*TRADE. Co-Marketer agrees not to apply for registration of the E*TRADE Marks (or any mark confusingly similar thereto) anywhere in the world. Co-Marketer agrees that it shall not engage, participate or otherwise become involved in any activity or course of action that diminishes and/or tarnishes the image and/or reputation of any E*TRADE Mark.

              b.  Use and Display of E*TRADE Marks. Co-Marketer acknowledges and
                  --------------------------------
agrees that the presentation and image of the E*TRADE Marks should be uniform and consistent with respect to all services, activities and products associated with the E*TRADE Marks. Accordingly, Co-Marketer agrees to use the E*TRADE Marks solely in the manner which E*TRADE shall specify from time to time in E*TRADE's sole discretion. All usage by Co-Marketer of the E*TRADE Marks shall include the registered trademark symbol and shall be in the following form, as appropriate:
[E*TRADE Mark](R). All literature and materials printed, distributed or electronically transmitted by Co-Marketer and containing the E*TRADE Marks shall include the following notice:

                  [E*TRADE Mark] is a registered trademark of E*TRADE Group, Inc.

              c.  License to Co-Marketer Marks. Subject to all the terms and
                  ----------------------------
conditions of this Agreement, Co-Marketer hereby grants E*TRADE a nonexclusive, non-transferable, non-sublicensable license to use the Co-Marketer Marks solely on the E*TRADE Site and in connection with the marketing and distribution of the E*TRADE Services to its customers. "Co-Marketer Marks" shall mean solely the Co-Marketer trade names, marks and logos specified in Exhibit C hereto; provided, however, that Co-Marketer, in its sole discretion from time to time, may change the appearance and/or style of the Co-Marketer Marks or add or subtract from the list in Exhibit C, provided that, unless required earlier by a court order or to avoid potential infringement liability, E*TRADE shall have fourteen (14) days' notice to implement any such changes. E*TRADE hereby acknowledges and agrees that, (i) the Co-Marketer Marks are owned solely and exclusively by Co-Marketer,
(ii) except as set forth herein, E*TRADE has no rights, title or interest in or to the Co-Marketer Marks and (iii) all use of the Co-Marketer Marks by E*TRADE shall inure to the benefit of Co-Marketer. E*TRADE agrees not to apply for registration of the Co-Marketer Marks (or any mark confusingly similar thereto) anywhere in the world. E*TRADE agrees that it shall not engage, participate or otherwise become involved in any activity or course of action that diminishes and/or tarnishes the image and/or reputation of any Co-Marketer Mark.

              d.  Use and Display of Co-Marketer Marks. E*TRADE acknowledges and
                  ------------------------------------
agrees that the presentation and image of the Co-Marketer Marks should be uniform and consistent with respect to all services, activities and products associated with the Co-Marketer Marks. Accordingly, E*TRADE agrees to use the Co-Marketer Marks solely in the manner which Co-Marketer shall specify from time to time in Co-Marketer's sole discretion. All usage by E*TRADE of the Co-Marketer Marks shall include the appropriate trademark symbol and shall be in the following form, as appropriate: [Co-Marketer Mark](R) or [Co-Marketer Mark](TM). All literature and materials printed, distributed or electronically transmitted by E*TRADE and containing the Co-Marketer Marks shall include the following notice:

                  [Co-Marketer Mark] is a [registered] trademark of Co-Marketer Corporation

          4.  Payment; Reports; Audit Rights.
              ------------------------------

              a. Payment and Reports. Subject to the terms and conditions of this Agreement, all payments made under this agreement shall be made in accordance with terms specified in Exhibit D attached hereto.

              b.   Audit Rights. All records relating to payment obligations
                   ------------
hereunder, and inspection and audits thereof, shall be kept and made available in accordance with terms specified in Exhibit D.

          5.  Ownership. Each party or their respective licensors and third
              ---------
party information and content providers retain all rights, title and interest in and to all of the information, content, data, designs, materials and all copyrights, patent rights trademark rights and other proprietary rights thereto provided by it pursuant to this Agreement. Except as expressly provided herein, no other right or license with respect to any copyrights, patent rights, trademark rights or other proprietary rights is granted under this Agreement. All rights not expressly granted hereunder by a party are expressly reserved to such party and its licensors and information and content providers.

          6.  Term and Termination.
              --------------------

              a. This Agreement shall commence on the Effective Date and shall remain in full force and effect (unless terminated earlier as provided below) for an initial term of one (1) year which shall be renewed automatically for additional one (1) year periods unless either party provides written notice ninety (90) days before the end of the then current term (collectively, the "Term"). Either party may terminate this Agreement at any time without cause by providing ninety (90) days' written notice to the other party.

              b. This Agreement may be terminated by a party for cause immediately by written notice upon the occurrence of any of the following events:

                  i) If the other ceases to do business, or otherwise terminates its business operations, except as a result of an assignment permitted under Section 13.a below; or

                  ii) If the other shall fail to promptly secure or renew any license, registration, permit, authorization or approval or exemption therefrom for the conduct of its business in the manner contemplated by this Agreement or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within sixty (60) days; or

                  iii) If the other materially breaches any material provision of this Agreement and fails to cure substantially such breach within thirty (30) days of written notice describing the breach; or

                  iv) Effective immediately and without notice if the other becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within ninety
(90) days).

              c.  Survival. Sections 4.b and 5 through and including 12, any
                  --------
accrued payment obligations and, except as otherwise expressly provided herein, any right of action for breach of this Agreement prior to termination shall survive any termination of this Agreement.

Furthermore, upon termination or expiration of this Agreement, the licenses and obligations in Sections 2 and 3 shall cease.

          d.  Obligations After Termination or Expiration. Upon the expiration
              -------------------------------------------
or termination of this Agreement for any reason:

              i) Except as otherwise specified in clause (ii) below, each party will promptly cease using and destroy or return to the other party all promotional and advertising materials that bear the Marks of the other party and all Confidential Information of such other party; and

              ii) Co-Marketer and E*TRADE will continue to deliver the Co-Marketer and E*TRADE Services, respectively, to their customers until the expirations or terminations of their respective subscription agreements with Co-Marketer and E*TRADE.

     7.   Warranty Disclaimer.  NEITHER PARTY MAKES ANY WARRANTIES TO ANY PERSON
          -------------------
OR ENTITY WITH RESPECT TO ANY INFORMATION, CONTENT OR OTHER MATERIALS PROVIDED OR MADE AVAILABLE BY IT HEREUNDER AND DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     8.   Indemnification.  Each party (the "Indemnitor") shall defend or settle
          ---------------
at its expense a claim or suit against the other party (the "Indemnitee"), its sublicensees, distributors, and end users arising out of or in connection with an assertion that the information, content or other materials or services provided or made available by the Indemnitor or the use thereof as specifically authorized by the Indemnitor, infringe any copyright or trademark rights of any third party, or are a misappropriation of any third party's trade secret, or contain any libelous, defamatory, disparaging, pornographic or obscene materials. The Indemnitor shall indemnify and hold harmless the Indemnitee against and from damages, costs, and reasonable attorneys' fees, if any, incurred in defending and/or resolving such suit; provided that (a) the Indemnitor is promptly notified in writing of such claim or suit, (b) the Indemnitor shall have the sole control of the defense and/or settlement thereof,
(c) the Indemnitee furnishes to the Indemnitor, on request, information available to the Indemnitee for such defense, and (d) the Indemnitee cooperates in any defense and/or settlement thereof as long as the Indemnitor pays all of the Indemnitee's reasonable out of pocket expenses and attorneys' fees. The Indemnitee shall not admit any such claim without prior consent of the Indemnitor.

     Co-Marketer agrees to indemnify E*TRADE for any third party claim, (including without limitation any Self-Regulatory Organization, state, or federal regulatory or securities claims) arising out of the Co-Marketer Services or out of a breach of any provision of this Agreement by Co-Marketer, its Partners, affiliates and their employees, including but not limited to any distribution of promotional or advertising materials not approved in advance by E*TRADE under Section 2.b. of this Agreement.

          E*TRADE agrees to indemnify Co-Marketer for any third party claim, (including without limitation any Self-Regulatory Organization, state, or federal regulatory or securities claims) arising out of the use or distribution by Co-Marketer, its Partners, affiliates and employees of any promotional or advertising materials approved by E*TRADE only to the extent that these materials relate directly to the E*TRADE Services.

          9.   Limited Liability.  EXCEPT AS OTHERWISE PROVIDED BELOW, AND
               -----------------
NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY SHALL BE LIABLE OR OBLIGATED UNDER ANY SECTION OF THIS AGREEMENT OR UNDER CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES. THE LIMITATIONS IN THIS SECTION 9 SHALL NOT APPLY TO ANY BREACH OF SECTION 10.

          10.  Confidential Information.
               ------------------------

               a. Each party ("Receiving Party") agrees to keep confidential and not disclose or use except in performance of its obligations under this Agreement, confidential or proprietary information related to the other party's ("Disclosing Party") technology or business that the Receiving Party learns in connection with this Agreement and any other information received from the other, including without limitation, to the extent previously, currently or subsequently disclosed to the Receiving Party hereunder or otherwise: information relating to products or technology of the Disclosing Party or the properties, composition, structure, use or processing thereof, or systems therefor, or to the Disclosing Party's business (including, without limitation, computer programs, code, algorithms, schematics, data, know-how, processes, ideas, inventions (whether patentable or not), names and expertise of employees and consultants, all information relating to customers and customer transactions and other technical, business, financial, customer and product development plans, forecasts, strategies and information), all of the foregoing, "Confidential Information"). Neither party shall disclose the terms of this Agreement to any third party without the prior written consent of the other party. Each party shall use reasonable precautions to protect the other's Confidential Information and employ at least those precautions that such party employs to protect its own confidential or proprietary information. "Confidential Information" shall not include information the Receiving Party can document (a) is in or (through no improper action or inaction by the Receiving Party or any affiliate, agent or employee) enters the public domain (and is readily available without substantial effort), or (b) was rightfully in the Receiving Party's possession or known by it prior to receipt from the Disclosing Party, or (c) was rightfully disclosed to the Receiving Party by another person without restriction, or (d) was independently developed by the Receiving Party by persons without access to such information and without use of any Confidential Information of the Disclosing Party. Each party, with prior written notice to the Disclosing Party, may disclose such Confidential Information to the minimum extent possible that is required to be disclosed to a governmental entity or agency in connection with seeking any governmental or regulatory approval, or pursuant to the lawful requirement or request of a governmental entity or agency, provided that reasonable measures are taken to guard against further disclosure, including without limitation, seeking appropriate confidential treatment or a protective order, or assisting the other party to do so.

               b. The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party's Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law and to be indemnified by the Receiving Party from any loss or harm, including, without limitation, lost profits and attorney's fees, in connection with any breach or enforcement of the Receiving Party's obligations hereunder or the unauthorized use or release of any such Confidential Information. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach. Any breach of this Section 10 will constitute a material breach of this Agreement.

          11.  Relationship of Parties. The parties hereto expressly understand
               -----------------------
and agree that each party is an independent contractor in the performance of each and every part of this Agreement, is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith. Neither party nor its agents or employees are the representatives of the other party for any purpose and neither party has the power or authority as agent, employee or any other capacity to represent, act for, bind or otherwise create or assume any obligation on behalf of the other party for any purpose whatsoever.

          12.  Notices. Notices under this Agreement shall be sufficient only if
               -------
personally delivered, delivered by a major commercial rapid delivery courier service or mailed, postage or charges prepaid, by certified or registered mail, return receipt requested to a party at its addresses set forth on the first page above or as amended by notice pursuant to this Section. If not received sooner, notice by mail shall be deemed received five (5) days after deposit in the U.S. mails.

          13.  Related Services.
               ----------------

               a.   ***

               b.   ***

*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

               c.  Co-Marketer Employee E*TRADE Accounts. Co-Marketer will
                   -------------------------------------
promote E*TRADE as the exclusive on-line financial services provider to its employees. E*TRADE will design a special promotion for Co-Marketer employees to encourage them to open E*TRADE accounts.

          14.  Miscellaneous.
               -------------

               a.  Prohibition Against Assignment. Neither this Agreement nor
                   ------------------------------
any rights, licenses or obligations hereunder, may be assigned by either party without the prior written approval of the non-assigning party. Notwithstanding the foregoing, either party may assign this Agreement to any acquiror of all or of substantially all of such party's equity securities, assets or business relating to the subject matter of this Agreement. Any attempted assignment in violation of this Section will be void and without effect. Subject to the foregoing, this Agreement will benefit and bind the parties' successors and assigns.

               b.  Applicable Law; Attorneys' Fees. This Agreement shall be
                   -------------------------------
governed by and construed in accordance with the laws of the State of California without reference to conflict of law principles thereof. In any action to enforce this Agreement the prevailing party will be entitled to costs and attorneys' fees.

               c.  Entire Agreement. This Agreement constitutes the entire
                   ----------------
agreement between the parties with respect to the subject matter hereof and supersedes all prior discussions, documents, agreements and prior course of dealing, and shall not be effective until signed by both parties.

               d.  Amendment and Waiver. Except as otherwise expressly provided
                   --------------------
herein, any provision of this Agreement may be amended or modified and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of the parties. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

               e.  Severability. In the event that any of the provisions of this
                   ------------
Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

               f.  Publicity. Any press releases in connection with this
                   ---------
Agreement shall be subject to the prior written mutual approval of the parties.

               g.  Counterparts. This Agreement may be executed in counterparts,
                   ------------
each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

               h.  Third Party Beneficiaries. E*TRADE's and Co-Marketer's third
                   -------------------------
party licensors and information providers are intended beneficiaries of this Agreement. All such third parties shall be bound by the terms of this Agreement including without limitation Paragraph 2(b) hereto to the maximum extent possible.

               i.  Headings. Headings and captions are for convenience only and
                   --------
are not to be used in the interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date. All signed copies of this Agreement shall be deemed originals.

                                    CO-MARKETER:  WebMD, Inc.

                                    By:  /s/ K. Robert Draughon

                                    Name:  K. Robert Draughon
                                           --------------------------------

                                    Title:  Chief Financial Officer
                                            -------------------------------


                                    E*TRADE GROUP, INC.

                                    By:  /s/ Stephen C. Richards

                                    Name:  Stephen C. Richards
                                           --------------------------------

                                    Title:  SVP, Corporate Development and
                                            ------------------------------
                                            New Ventures
                                            ------------------------------

                                   EXHIBIT A


Co-Marketer's Promotional and Advertising Obligations
-----------------------------------------------------

          Pursuant to Section 2.a of the Agreement, Co-Marketer agrees to advertise and promote the E*TRADE Services on the Co-Marketer Sites as specified in this Exhibit. Co-Marketer shall use materials and content (including, without limitation, active hyperlinking URLs) provided by and/or approved in advance and before first use, by E*TRADE for advertisement and promotion of the E*TRADE Services on the Co-Marketer Sites. E*TRADE shall be the exclusive provider of brokerage services and investment related products (specifically excluding banking and insurance products and services), electronic or otherwise, promoted on the Co-Marketer Sites.

          1)  Co-Marketer - E*TRADE Offer:  E*TRADE will purchase subscriptions
              ---------------------------
to the Co-Marketer Services from Co-Marketer in Subscription Blocks (as provided in Exhibit D, hereto) which subscriptions Co-Marketer will promote and advertise in accordance with all provisions of this Agreement on behalf of E*TRADE free of charge to any person approved by E*TRADE for a new account pursuant to E*TRADE's standard terms.

Each such subscription to the Co-Marketer service shall include:

          Unlimited local dialup Internet access (ISP account) which the Subscriber may decline at the Subscriber's sole discretion
          Customized Physician web-site, including links to patient education information
          Payor referrals, eligibility, and verification via electronic data interchange (EDI)
          Certified E-mail account (***/mo.)
          Universal in-box (telephonic and web-based e-mail, voice-mail, and faxing)
          Continued Medical Education credits (CME)
          Access to a comprehensive source of dynamic medical/healthcare content Tools to manage the user's practice and improve the user's lifestyle

OTHER CO-MARKETER WEB SITES. Upon completion of this Agreement, and for forty-five (45) days thereafter, Co-Marketer shall not engage in any conversations, negotiations, or discussions of any kind with any third party securities broker or dealer, other than E*TRADE, for purposes of promoting or otherwise including such third party broker on Co-Marketer's consumer site (i.e. "Health and Wellness Center") or any other web site owned or controlled by Co-Marketer. In the event that E*TRADE and Co-Marketer fail to reach an agreement regarding such site during this forty-five (45) day period, E*TRADE shall have a right of first refusal for one (1) years for inclusion as securities broker-dealer service provider on such site.

E*TRADE shall further have a right of first refusal for inclusion as securities broker-dealer service provider on any site created, sponsored, or developed by Co-Marketer, wherever located, intended for use by individuals and/or organizations located outside of the United States.

***Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

PROMOTION AND ADVERTISING. Co-Marketer shall use the payment described in Paragraph 1 of Exhibit D hereto to fund a national media campaign, consisting of print, radio, on-line and/or television advertising to promote the E*TRADE Offer. Co-Marketer shall further use commercially reasonable efforts to promote the E*TRADE Offer. Any such print, radio, on-line and/or televisions advertising must be approved, in advance and before first use, by E*TRADE.


CO-MARKETER SERVICE LEVEL AGREEMENT: In performance of its obligations under this Agreement Co-Marketer shall meet the requirements for service level performance as set forth in Exhibit E attached hereto.

CO-BRANDED WEB PAGE:

          Co-Marketer's promotional efforts and obligations regarding the Co-Branded Site hereunder consist of the following:

          1. Co-Marketer agrees to provide *** to E*TRADE all of the medical/healthcare content for the "Destination E*TRADE" Site ("Co-Branded Site"). The Co-Branded Site shall be a co-branded area consisting of a co-branded first page, with the second through last pages containing Co-Marketer content but always including a "Back to E*TRADE" navigation button. *** All content on the second through last page of the Co-Branded Site page and all advertising and sponsorship and revenues thereof shall be owned exclusively by Co-Marketer.

          2. Co-Marketer agrees to advertise and promote the E*TRADE Services in the "Financial center" area of the Co-Marketer Sites as specified in this Exhibit. Co-Marketer shall sponsor and promote E*TRADE as an exclusive securities broker-dealer featured on the Co-Marketer Sites. Co-Marketer shall use materials and content provided by and/or approved, in advance and before first use, by E*TRADE for advertisement and promotion of the Co-Branded Site, such advertising to include (i) on-line banner ads on the Co-Marketer Sites with direct links to the E*TRADE Site, (ii) prominent display of E*TRADE's name and logos in the portal page and other pages and (iii) other activities as specified in this Exhibit A. Co-Marketer shall not sell advertising to, or otherwise promote, any other securities broker or dealer on the Co-Branded Site.

          3. The Co-Branded Site shall be located on a Co-Marketer server with direct http "hot" links from the "Financial Center" area of the Co-Marketer Sites. The parties shall mutually agree upon links, as appropriate, from the Co-Branded Site to additional information or applications located on the Co-Marketer Sites.

***Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

          4. Co-Marketer shall not sell any advertising to any third party on the Co-Branded Site on terms more favorable to such third party than those offered to or being paid by E*TRADE without first offering such terms to E*TRADE. In all advertisements and other references in the "Financial Center" or similar area of the Co-Marketer Sites, E*TRADE will be featured with no less prominence than that provided to any other third party.

          5. Co-Marketer agrees to use only such materials and content (including, without limitation, active hyperlinking URLs) provided by and/or approved, in advance and before first use, by E*TRADE for advertisements and promotion of the E*TRADE Services on the Co-Marketer Sites. E*TRADE shall be the exclusive provider of broker-dealer services and investment related products (specifically excluding banking and insurance products and services), electronic or otherwise, promoted on the Co-Marketer Sites.

          6. Co-Marketer and the Co-Branded Site shall meet the requirements for service level performance as set forth in Exhibit E attached hereto.

          7. E*TRADE may, in its sole discretion, grant to its international affiliates the right to hyperlink to the Co-Branded Site.

YEAR 2000 COMPLIANCE. Co-Marketer represents and warrants that the Co-Marketer Sites, the Co-Branded Site, and Co-Marketer Services (including, without limitation, with respect to the specific promotions below) are Year 2000 Compliant. For purposes of this Agreement, "Year 2000 Compliant" shall mean that the Co-Marketer Sites and Co-Marketer Services will not be materially affected by any inability to (i) completely and accurately address, present, produce, store and calculate data involving dates beginning with January 1, 2000, and will not produce abnormally ending or incorrect results involving such dates as used in any forward or regression date based function; or (ii) function in a such a way that all "date" related functionalities and data fields include the indication of century and millennium, and will perform calculations which involve a four-digit year field. Notwithstanding the foregoing, this Year 2000 warranty shall not apply to the extent that any services or software are used or interfaced with other software, data or operating systems, which are not Year 2000 compliant.

E*TRADE'S OBLIGATIONS
---------------------

Pursuant to Section 2.a of the Agreement, E*TRADE agrees to advertise and promote the E*TRADE and Co-Marketer Services as specified in this Exhibit.

PROMOTION AND ADVERTISING. E*TRADE shall promote Co-Marketer membership to E*TRADE's subscriber base, via the following promotion: any E*TRADE customer that signs up for one (1) year of Co-Marketer membership at the best commercial rate available at the time of enrollment (specifically excluding special and promotional offers not available generally to all Co-Marketer subscribers) shall receive *** from E*TRADE during that year.

***Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

E*TRADE further agrees to advertise the E*TRADE/Co-Marketer relationship by including Co-Marketer in a portion of E*TRADE's future planned media buys and through on-line banner advertisement, using materials and content provided by and/or approved in advance by Co-Marketer.

E*TRADE will design and prepare *** (***) Fulfillment Kits for use solely in connection with this Agreement as soon as is commercially reasonable after the Effective Date. The parties shall use good faith efforts to reach agreement regarding the provision of additional Fulfillment Kits.

YEAR 2000 COMPLIANCE. E*TRADE represents and warrants that the E*TRADE Site and E*TRADE Services (including, without limitation, with respect to the specific promotions above) are Year 2000 Compliant. For purposes of this Agreement, "Year 2000 Compliant" shall mean that the E*TRADE Site and E*TRADE Services will not be materially affected by any inability to (i) completely and accurately address, present, produce, store and calculate data involving dates beginning with January 1, 2000, and will not produce abnormally ending or incorrect results involving such dates as used in any forward or regression date based function; or (ii) function in a such a way that all "date" related functionalities and date fields include the indication of century and millennium, and will perform calculations which involve a four-digit year field. Notwithstanding the foregoing, this Year 2000 warranty shall not apply to the extent that any services or software are used or interfaced with other software, data or operating systems, which are not Year 2000 compliant.

***Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

                                   EXHIBIT B
                                   ---------

E*TRADE Marks
-------------

E*TRADE(R)

[E*TRADE logo]

                                   EXHIBIT C
                                   ---------

Co-Marketer Marks
-----------------


WebMD(TM)

WebMD OnCall(TM)

[WebMD logo]

                                   EXHIBIT D
                                   ---------

                                 Payment Terms
                                 -------------

By E*TRADE.

          1.   Initial Guaranteed Purchase. Subject to the terms and conditions
               ---------------------------
of this Agreement, on the Effective Date of this Agreement E*TRADE shall purchase *** (***) subscriptions to the Co-Marketer service from Co-Marketer. E*TRADE will pay Co-Marketer *** (***) for these subscriptions within thirty
(30) days of the Effective Date.

          2.   Subscription Blocks. Subject to the terms and conditions of this
               -------------------
Agreement, Co-Marketer will offer to E*TRADE, for purchase at E*TRADE's sole discretion, additional blocks of *** (***) subscriptions to the Co-Marketer service ("Subscription Blocks") at the rate of *** (***) per Subscription Block. E*TRADE may purchase additional Subscription Blocks from Co-Marketer singly or in any combination at any time at E*TRADE's sole discretion by providing written notice, including but not limited to notice by postal mail, or facsimile, to Co-Marketer.

          3.   Payment Schedule. Payment for each successive purchase of
               ----------------
additional Subscription Blocks by E*TRADE shall be made within thirty (30) days of E*TRADE's written notice to Co-Marketer of its intent to purchase any such additional Subscription Blocks.

          4.   Renegotiation for ISP Usage. In the event that more than ***
               ---------------------------
(***) of all subscribers to the Co-Marketer service from the E*TRADE Offer decline the internet access services as provided in Exhibit A hereto, the parties agree to renegotiate in good faith the price of Subscription Blocks to be paid by E*TRADE.

BY CO-MARKETER

For every E*TRADE account holder who opens a Co-Marketer subscription through the efforts of E*TRADE, other than an account holder who opened a new account with E*TRADE pursuant to this Agreement, Co-Marketer shall pay *** (***) to E*TRADE within thirty (30) days of the receipt of the first payment from such account holder by Co-Marketer.

Co-Marketer will reimburse E*TRADE's cost of *** (***) for the Fulfillment Kits prepared by E*TRADE pursuant to Exhibit A hereto. E*TRADE may, in its sole discretion, withhold this sum from the Initial Guaranteed Purchase described herein as satisfaction of Co-Marketer's obligation hereunder. The parties shall use good faith efforts to reach agreement regarding the provision of additional Fulfillment Kits.

***Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

RECORDS AND AUDIT TERMS
-----------------------

          Each party shall keep, maintain and preserve for at least three (3) years following termination or expiration of the term of this Agreement or any renewal(s) thereof, accurate records relating to such party's payment obligations hereunder. Such records shall be maintained as confidential, but shall be available for inspection and audit as provided herein. Each party shall have the right at least once per calendar year to have an independent public accountant, reasonably acceptable to the other party, examine such other party's relevant books, records and accounts for the purpose of verifying the accuracy of payments made to the other party as required under this Agreement. Each party acknowledges and agrees that such accountant shall not have access to the books, records, and accounts relating to other products or services except as such books, records and accounts also directly relate to the payments due hereunder. Each audit will be conducted at the audited party's place of business, or other place agreed to by Co-Marketer and E*TRADE, during the audited party's normal business hours and with at least five (5) business days prior written notice to the audited party. The auditing party shall pay the fees and expenses of the auditor for the examination; provided that should any examination disclose a shortfall in the excess of the greater of twenty-five thousand dollars ($25,000) or five percent (5%) of the payments due the auditing party for the period being audited, the audited party shall pay the reasonable fees and expenses of the auditor for that examination. At least every two weeks during the term of this Agreement, each party shall provide the other party with such reports as reasonably requested in order to facilitate each party's obligations under this agreement.

                                   EXHIBIT E
                                   ---------

1.  PERFORMANCE

a) Average less than *** response time for *** of requests. Measures server response time only, not network transmission time.

b) Average *** up time. This would be exclusive of regularly scheduled maintenance. Scheduled maintenance is defined as maintenance for which 48 hours advance notice has been given for the required down time.

c)  Post an approved message in the event of a system outage.

2.  MONITORING/REPORTING

a)  Provide details on the method used to monitor performance times.

b) Provide weekly and monthly reporting which details server up time with the following details per period:
    .  average response time
    .  actual daily response time detail
    .  average server up time
    .  actual daily server up time

This information will be emailed to the appropriate contact within the E*TRADE Information Systems Division on Monday of each week for the previous week's reports and the first working day of each month for the previous month's reports.

3.  ESCALATION PROCEDURES

a) Notify E*TRADE via the following email addresses in case of a service outage:
    .  operators@etrade.com
    .  helpdesk@etrade.com

b) Notify E*TRADE within *** of Co-Marketer's awareness of a service outage. Status information to include:
    .  reason for the outage.
    .  ETA for service restored.

c) If E*TRADE experiences a service outage and has not been notified by email by Co-Marketer, E*TRADE will contact the Senior System Administrator at Co-Marketer by pager at (800) 329-4358 and will be given the information listed in 3.b).

***Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

d) Continue to notify E*TRADE with updated status for the duration of the outage.

e)  Provide a post incident summary.  This summary should include:
    .  the cause of the problem.
    .  method used to correct the problem.
    .  measures Co-marketer will take to prevent further occurrences.

4.  BUSINESS RESUMPTION

a) Co-Marketer must prove the ability to switch processing from the primary server to a hot backup server within ***. Testing of this procedure will be conducted as requested by E*TRADE on a designated weekend by both Co-Marketer and E*TRADE personnel.

b) Perform an analysis that documents all of the single points of failure in the Co-Marketer - E*TRADE system. Include network components such as routers, hardware and software components.

c) Eliminate all of the single points of failure within the Co-marketer domain within *** months from the date of this document.

5.  REVENUE IMPACT RECOUPMENT

a) In the event that Co-Marketer fails to meet the performance objectives defined in Section 1.a), a penalty of *** will be due E*TRADE.

b) In the event that Co-Marketer fails to meet the performance objectives defined in Section 1.b), Co-Marketer will credit E*TRADE a prorated amount of the monthly service fee as compensation for the service outage. The calculation for this credit will be as follows: The monthly fee as specified in Exhibit D of this Agreement divided by 720 hours (30 days per month times 24 hours per day) times the total time of the outage.

c) In the event that Co-Marketer fails to meet the performance objectives defined in Section 1.c), a penalty of *** will be due E*TRADE.

d) These penalties will be credited to the month's billing in which the performance failure occurred.

e) Failure by Co-Marketer to meet these performance objectives for *** consecutive months or *** out of *** months shall constitute a breach of this Agreement and E*TRADE will have the right to terminate immediately after providing written notice to Co-Marketer of such intent.

***Omitted pursuant to a request for confidential treatment and filed separately with the Commission.